SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the Registrant   [X]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement                  [ ] Confidential, For Use of the Commission
                                                               Only (as permitted by Rule 14a-6(e)(2))
         [X]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      THE EMPIRE DISTRICT ELECTRIC COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.
         [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
         (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)  Total fee paid:

--------------------------------------------------------------------------------

         [ ]  Fee paid previously paid:


         [ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement no.:

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         (3) Filing Party:

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         (4) Date Filed:

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

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 JOPLIN STREET

                            JOPLIN, MISSOURI 64801

                                                                 March 18, 1998

Dear Stockholder:

     You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 10:30 a.m., Joplin time, on Thursday, April 23, 1998 at the Holiday Inn, 3615 South Range Line, Joplin, Missouri.

     At the meeting, stockholders will be asked to elect three persons to the Company's Board of Directors for three-year terms.

     Your participation in this meeting either in person or by proxy is important. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy promptly. At the meeting, if you desire to vote in person, you may withdraw your proxy.

                                        Sincerely,

                                        M.W. McKinney

                                        President and Chief Executive Officer

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 JOPLIN STREET

                            JOPLIN, MISSOURI 64801

                                 ------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ------------
To the Holders of Common Stock:

     Notice is hereby given that the Annual Meeting of Stockholders of The Empire District Electric Company (the "Company") will be held on Thursday the 23rd of April, 1998, at 10:30 a.m., Joplin time, at the Holiday Inn, 3615 South Range Line, Joplin, Missouri, for the following purposes:

     1. To elect three Directors for terms of three years.

   2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Any of the foregoing may be considered or acted upon at the first session of the meeting or at any adjournment or adjournments thereof.

     Holders of Common Stock of record on the books of the Company at the close of business on March 2, 1998 will be entitled to vote on all matters which may come before the meeting or any adjournment or adjournments thereof. A complete list of the stockholders entitled to vote at the meeting will be open at the office of the Company, 602 Joplin Street, Joplin, Missouri, to examination by any stockholder for any purpose germane to the meeting, for a period of ten days prior to the meeting, and also at the meeting.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

Joplin, Missouri
Dated: March 18, 1998

                                        J.S. Watson
                                        Secretary-Treasurer

                     THE EMPIRE DISTRICT ELECTRIC COMPANY
                               602 JOPLIN STREET

                             JOPLIN, MISSOURI 64801

                             ---------------------
                                PROXY STATEMENT

                             ---------------------
                        ANNUAL MEETING OF STOCKHOLDERS

                                APRIL 23, 1998

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Empire District Electric Company, a Kansas corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 23, 1998, and at any and all adjournments of the meeting.

     A form of proxy is enclosed for execution by stockholders. The Proxy reflects the number of shares registered in a stockholder's name directly and, for participants in the Company's Dividend Reinvestment and Stock Purchase Plan, includes full shares credited to a participant's account. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised by written notice to the Secretary-Treasurer of the Company, or a duly executed proxy bearing a later date or voting in person at the meeting.

     A copy of the Annual Report of the Company for the year ended December 31, 1997 has been mailed to each stockholder of record on the record date for the meeting. You are urged to read the entire Annual Report.

     The entire cost of the solicitation of proxies will be borne by the Company. Solicitation, commencing on or about March 18, 1998, will be made by use of the mails, telephone, telegraph and by regular employees of the Company without additional compensation therefor. The Company will request brokers or other persons holding stock in their names, or in the names of their nominees, to forward proxy material to the beneficial owners of such stock or request authority for the execution of the proxies and will reimburse such brokers or other persons for their expense in so doing.

     March 2, 1998 has been fixed as the record date for the determination of stockholders entitled to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed. As of the record date, there were 16,786,409 shares of Common Stock outstanding. Holders of Common Stock will be entitled to one vote per share on all matters presented to the meeting.

                           1. ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the directors in each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a full three-year term. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by such proxies for the election of Mr. V.E. Brill, Mr. R.C. Hartley and Mr. F.E. Jeffries as Class II Directors, all of whom are members of the current Board of Directors. Directors will be elected by a plurality of the votes of the stockholders present in person or represented by proxy at the meeting with any abstentions being treated as shares not voted.

     While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, proxies will be voted for nominees selected by the Board of Directors.

     The name, age, principal occupation for the last five years, period of service as a Director of the Company and certain other directorships of each Director of the Company are set forth below.

                               CLASS I DIRECTORS
                            (TERMS EXPIRE IN 2000)

     R.D. Hammons, 64, Chief Executive Officer, Chairman and Director of Hammons Products Company (food processing). Director of the Company since 1983.

     J.R. Herschend, 65, Co-owner, co-founder and Chairman of the Board of Directors of Silver Dollar City, Inc. (entertainment attractions). Director of the Company since January 1994. Director of Ozark Mountain Bank, Branson, Missouri; Director of Central Bancompany, Jefferson City, Missouri.

     M.W. McKinney, 53, President and Chief Executive Officer since April 1, 1997. Executive Vice President-Commercial Operations of the Company from 1995 to 1997. Executive Vice President of the Company from 1994 to 1995. Vice President-Customer Services of the Company from 1982 to 1994. Director of the Company since 1991.

     M.M. Posner, 57, President and Principal of Posner McCleary Inc., an international advertising, marketing and communications firm. Director of the Company since 1991. Director of United Missouri Bank of Jefferson City,

Jefferson City, Missouri.

                               CLASS II DIRECTORS
                  (TERMS EXPIRE IN 1998, NOMINEES FOR ELECTION

                   AT THE ANNUAL MEETING OF STOCKHOLDERS FOR
                           TERMS TO EXPIRE IN 2001)

     V.E. Brill, 56, Vice President-Energy Supply of the Company since 1995. Vice President-Finance of the Company from 1983 to 1995. Director of the Company since 1989.

     R.C. Hartley, 50, President of The Hartley Agency (independent insurance agency). Director and Vice President of International Information Consortium (electronic commerce). Director of the Company since 1988.

     F.E. Jeffries, 67, Chairman and Director of Phoenix Duff & Phelps Corporation until 1997 (retired) (financial services firm). Director of the Company since 1984. Director of Duff & Phelps Utilities Income Inc., Chicago, Illinois; Duff & Phelps Utilities Tax-Free Income Inc., Chicago, Illinois; Duff & Phelps Utility and Corporate Bond Trust Inc., Chicago, Illinois.

                              CLASS III DIRECTORS
                            (TERMS EXPIRE IN 1999)

     M.F. Chubb, Jr., 64, Senior Vice President of Eagle-Picher Industries Inc. (diversified industrial products) until 1996 (retired). Director of the Company since 1991. Director of Eagle-Picher Industries Inc., Cincinnati, Ohio until

1996 (retired).

     R.L. Lamb, 65, President of the Company from 1982 to March 31, 1997 (retired). Executive Vice President of the Company from 1978 to 1982. Vice President-Customer Services of the Company from 1974 to 1978. Director of the Company since 1978.

     R.E. Mayes, 63, Chairman and Chief Executive Officer of Carmar Group Inc. (underground storage). Director of the Company since 1991. Director of United

Missouri Bancshares, Kansas City, Missouri.

Director Compensation

     Each Director of the Company who is not an officer or full-time employee of the Company is paid a monthly retainer for his or her services as a Director at a rate of $12,000 per annum. In addition, a fee of $750 is paid to each such Director for each regular meeting or any special meeting of Directors and for each meeting of a Committee of the Board (the chairman of each Committee receives an additional $250 for each such Committee meeting) which such Director attends in person or by telephone. During

1997, the Board of Directors held five meetings. The Company's 1996 Stock Incentive Plan permits Directors of the Company to receive shares of Common Stock in lieu of all or a portion of any cash payment for services rendered as a Director. In addition, a Director may defer all or part of any compensation payable for his or her services as such under the terms of the Company's Deferred Compensation Plan for Directors. Amounts so deferred are credited to an account for the benefit of the Director and accrue an interest equivalent at a rate equal to the prime rate. A Director is entitled to receive all amounts deferred in a number of annual installments following retirement, as elected by him or her.

Committees of the Board of Directors

     The Company has an Audit Committee of the Board of Directors. The Audit Committee reviews with the Company's independent auditors the scope and results of its auditing procedures, meets with the Company's internal auditors regarding internal auditing procedures and establishes procedures to assure the adequacy of the accounting practices and internal controls of the Company. The Audit Committee held two meetings during 1997. The members of the Audit Committee are Messrs. Chubb, Hartley and Jeffries and Mrs. Posner.

     The Company has a Compensation Committee of the Board of Directors. The Compensation Committee fixes the compensation of each of the senior officers of the Company and administers certain of the Company's employee benefit plans. The Committee held one meeting during 1997. The members of the Compensation Committee are Messrs. Herschend, Jeffries, Lamb and Mayes and Mrs. Posner.

     The Company has a Nominating Committee of the Board of Directors which meets to suggest to the Board nominees to fill vacancies on the Board of Directors when they occur. The Committee met two times in 1997. The members of the Nominating Committee are Messrs. Chubb, Hammons, Herschend and Mayes. The Nominating Committee will consider nominees recommended by stockholders for election to the Board of Directors. Recommendations of nominees for election should be submitted in writing to the Secretary-Treasurer of the Company.

Stock Ownership of Directors and Officers

     The following table shows information with respect to the number of shares of Common Stock of the Company beneficially owned as of March 2, 1998 by each officer of the Company named in the Summary Compensation Table, each Director and the Directors and executive officers of the Company, as a group. The shares reported as beneficially owned include (a) shares owned by certain relatives with whom the Directors or officers are presumed for proxy statement reporting purposes to share voting or investment power and (b) shares accrued for the benefit of certain officers under certain employee benefit plans of the Company.


                                                                        SHARES OF COMMON
                                                                       STOCK BENEFICIALLY

             NAME                             POSITION                       OWNED

----------------------------- --------------------------------------- -------------------
     M.W. McKinney .......... President and Chief Executive Officer          18,557
     V.E. Brill ............. Vice President-Energy Supply                    7,213
     R.B. Fancher ........... Vice President-Finance                          2,035
     C.A. Stark ............. Vice President-General Services                 4,856
     W.L. Gipson ............ Vice President-Commercial Operations            7,821
     M.F. Chubb, Jr ......... Director                                        4,035
     R.D. Hammons ........... Director                                        2,883
     R.C. Hartley ........... Director                                        3,803*
     J.R. Herschend ......... Director                                        1,500
     F.E. Jeffries .......... Director                                       17,404
     R.L. Lamb .............. Director                                       20,493
     R.E. Mayes ............. Director                                          800
     M.M. Posner ............ Director                                       10,800
     Directors and executive officers, as a group .................         102,200

----------
* Mr. Hartley also beneficially owns 2,000 shares of the Company's 8 1/8% Cumulative Preferred Stock.

No Director or officer owns more than 0.5% of the outstanding shares of the Company's Common Stock or 8 1/8% Cumulative Preferred Stock. No Director or officer owns any shares of the Company's 5% Cumulative Preferred Stock or 4 3/4% Cumulative Preferred Stock. The Directors and executive officers as a group own less than 1% of the outstanding shares of the Company's Common Stock and of its 8 1/8% Cumulative Preferred Stock.

Other Stock Ownership

     The following table reflects the holdings of the only person known to the Company to own beneficially more than 5% of Common Stock of the Company.



                                                              AMOUNT AND NATURE OF   PERCENT OF CLASS ON

            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      MARCH 2, 1998
------------------------------------------------------------ ---------------------- --------------------
Merrill Lynch, Pierce, Fenner & Smith Incorporated .........        1,180,700(1)    7.06%
 World Financial Center
 250 Vesey Street
 New York, NY 10281



----------
(1) Based on a Schedule 13G dated February 17, 1998, filed with the Securities and Exchange Commission by Merrill Lynch, Pierce, Fenner & Smith Incorporated, which has sole voting power and sole dispositive power with respect to all of such shares. Merrill Lynch, Pierce, Fenner & Smith Incorporated has expressly disclaimed ownership of said shares.

                           2. EXECUTIVE COMPENSATION

     Set forth below is information concerning the various forms of compensation of each person who was (i) at any time during 1997 the Chief Executive Officer (or an officer of similar capacity) of the Company or (ii) at December 31, 1997 one of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer.

                          SUMMARY COMPENSATION TABLE


                                                                                     LONG TERM

                                                                                    COMPENSATION

                                                               ATION                   AWARDS
                                                 ANNUAL COMPENS-----------------     RESTRICTED     ALL OTHER

             NAME AND               ---------------------------OTHER ANNUAL            STOCK         COMPEN-
   PRINCIPAL POSITION       YEAR       SALARY        BONUS      COMPENSATION(1)     AWARD(S)(2)     SATION(3)

------------------------   ------   -----------   ----------   -----------------   -------------   ----------
M.W. McKinney(4)           1997     $173,500       $21,312           $1,264           $11,306        $5,174
 President and Chief       1996      140,000        10,806              222             5,814         4,470
 Executive Officer         1995      127,000         9,019              930             9,016         3,365
R.L. Lamb(4)               1997       60,000         6,690            1,726                 -         2,394
 President                 1996      230,000        15,124              125            10,116         5,910
                           1995      220,000        21,788                             21,772         4,410
V.E. Brill                 1997      124,800         9,800                -             4,781         4,453
 Vice President -          1996      123,000         7,879                -             3,870         4,327
 Energy Supply             1995      114,500         6,185                -             6,187         3,763
R.B. Fancher               1997      114,600         8,183            3,582             4,163         4,097
 Vice President-           1996      113,000         5,942                -             2,934         4,055
 Finance                   1995      103,667         4,788              180             4,800         3,685
C.A. Stark                 1997       96,500         9,414            2,317             4,338         3,184
 Vice President-           1996       92,000         5,710              136             2,718         3,658
 General Services          1995       72,763             -            2,000                 -         2,140
W.L. Gipson                1997       93,784         9,177            8,338             4,144         2,557
 Vice President-           1996       67,905             -                -                 -         2,584
 Commercial Operations     1995       64,081         1,000            5,659                 -         2,112

----------
(1) Includes for 1997: (a) payment of $1,726 for payroll taxes on behalf of Mr. Lamb and (b) payment to Mr. Gipson of $8,275 for relocation expenses.

(2) As of December 31, 1997, Messrs. McKinney, Brill, Fancher and Stark had been awarded 981, 714, 222, and 151 shares, respectively, of unvested restricted stock which on such date had values of $19,252, $14,012, $11,186 and $2,963, respectively. Messrs. McKinney, Brill, Fancher, Stark and Gipson were awarded 603, 255, 222, 234 and 221 shares, respectively, of unvested restricted stock on January 22, 1998 with respect to their 1997 employment. Dividend equivalents are paid on such shares. All of the foregoing shares were awarded pursuant to either the Company's 1986 or 1996 Stock Incentive Plan.

(3) Included for 1997: (a) Company matching contributions under the Company's 401(k) Retirement Plan in the amounts of $4,826, $1,662, $3,722, $3,424,
    $2,855 and $2,523 for Messrs. McKinney, Lamb, Brill, Fancher, Stark and Gipson, respectively, and (b) Company payments of premiums for term life insurance on behalf of Messrs. McKinney, Lamb, Brill, Fancher, Stark and Gipson in the amount of $348, $732, $730, $673, $329 and $34, respectively.

(4) R.L. Lamb retired as President of the Company effective March 31, 1997. M.W. McKinney became President and Chief Executive Officer of the Company effective April 1, 1997.

Retirement Plans

     The Company maintains a Retirement Plan covering substantially all employees. The Retirement Plan is a noncontributory, trusteed pension plan designed to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each covered employee is eligible for retirement at normal retirement date (age 65), with early retirement permitted under certain conditions. The Company also maintains a Supplemental Executive Retirement Plan (the "SERP") which covers officers of the Company who are participants in the Retirement Plan. The SERP is intended to provide benefits which, except for the application of the limits of
Section 415 and Section 401(a)(17) of the Code, would have been payable under the Retirement Plan. The SERP is not qualified under the Code and benefits payable thereunder are paid out of the general funds of the Company.

     The following table shows estimated maximum annual benefits payable following retirement (assuming payments on a normal life annuity basis and not including any survivor benefit) to an employee in specified remuneration and Years of Credited Service classifications. These amounts are based on an assumed final rate of compensation and retirement at normal retirement age of 65 and are approximated without consideration of any reduction which would result from various options which may be elected prior to actual retirement.

                              PENSION PLAN TABLE


                          YEARS OF CREDITED SERVICE(B)

  AVERAGE ANNUAL    --------------------------------------------------------------------------
   EARNINGS(A)       15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS     40 YEARS

-----------------   ----------   ----------   ----------   ----------   ----------   ---------
 75,000 .........    16,538       22,050       27,563        33,075       38,588      44,682
100,000 .........    22,632       30,175       37,719        45,263       52,807      60,932
125,000 .........    28,726       38,300       47,876        57,450       67,026      77,182
150,000 .........    34,819       46,425       58,032        69,638       81,244      93,432
175,000 .........    40,913       54,550       68,188        81,825       95,463     109,682
200,000 .........    47,007       62,675       78,344        94,013      109,682     125,932
225,000 .........    53,101       70,800       88,501       106,200      123,901     130,000
250,000 .........    59,194       78,925       98,657       118,388      130,000     130,000

----------
(a) "Average Annual Earnings" is the average annual compensation over the five consecutive years within the ten-year period prior to termination of employment which produces the highest average. The compensation used to calculate such average for a salaried employee is the aggregate of the employee's annual compensation which generally corresponds with the employee's salary and incentive compensation. The earnings of Messrs. McKinney, Lamb, Brill, Fancher, Stark and Gipson covered by the plans correspond substantially to such amounts shown for them in the Summary Compensation Table.

(b) As of December 31, 1997, Messrs. McKinney, Lamb, Brill, Fancher, Stark and Gipson, had accrued 30, 40, 35, 26, 17 and 16 Years of Credited Service, respectively, under the Retirement Plans.

Severance Pay Plan

     The Company has a severance pay plan (the "Severance Plan") which provides certain key employees with severance benefits following a change in control of the Company. A change in control generally includes: (i) certain events relating to the continued existence of the Company in its current form; (ii) an acquisition by any person of 10% or more of the securities entitled to vote in the election of directors or (iii) the current Directors, or their approved successors, no longer constitute a majority of the Board of Directors. Certain executive officers and senior managers of the Company have been selected by the Compensation Committee of the Board of Directors to enter into one-year agreements pursuant to the Severance Plan which are automatically extended for one-year terms unless the Company has given prior notice of termination.

     A participant in the Severance Plan is entitled to receive certain benefits in the event of certain involuntary terminations of employment occurring (including terminations by the employee following certain changes in duties, benefits, etc. that are treated as involuntary terminations) within three years after a change in control, or a voluntary termination of employment occurring between twelve and eighteen months after a change in control. A senior officer participant would be entitled to receive benefits of three times such participant's annual compensation. A participant who is not a senior officer would receive approximately two weeks of severance compensation for each full year of employment with the Company with a minimum of 17 weeks. Payments to participants resulting from involuntary terminations are to be paid in a lump sum within 30 days following termination, while payments resulting from voluntary termination are paid in monthly installments and cease if the participant becomes otherwise employed. In addition, participants who qualify for payments under the Severance Plan will continue to receive benefits for a specified period of time under health, insurance and other employee benefit plans of the Company in existence at the time of the change in control. If any payments are subject to the excise tax on "excess parachute payments" under Section 4999 of the Code, senior officer participants are also entitled to an additional amount essentially designed to put them in the same after-tax position as if this excise tax had not been imposed.

Compensation Committee Report on Executive Compensation

     The Company's executive compensation policies are designed to enable the Company to attract and retain high caliber individuals for key positions while at the same time linking their compensation to the Company's financial performance and their own performance. The linkage between compensation and performance is accomplished by dividing executive compensation into two components: a base salary that is set at the beginning of the year and incentive compensation that is determined at the end of the year based on the extent to which specific, predetermined goals were achieved. Depending on the extent to which these goals are met, the Company's senior executives can earn total compensation which is above, at or below the level of senior executive compensation at comparable electric utilities.

     At the beginning of each year, the Committee determines a target total compensation amount for each senior executive, including the President and Chief Executive Officer. To determine this amount, the Committee first takes the mid-point of the range of total compensation paid to executives in positions comparable to that of the Company's President and Chief Executive Officer at other utilities. The Committee then determines a corresponding amount for each other senior officer based on a comparison of the officer's responsibilities with those of the President and Chief Executive Officer. The resulting amount is adjusted for each senior officer to reflect the officer's experience and performance. In determining the appropriate mid-point amounts in 1997, the Committee used an industry compensation study prepared by a management consulting firm and took into account increases in compensation for businesses generally in 1997 predicted by various consulting firms and recent compensation increases received by the Company's employees. A greater number of companies were included in the management consulting firm's study than are included in the Standard & Poors Electric Companies Index used in the Performance Chart. The companies included in that study are, for the most part, either electric or electric and gas utilities.

     The Company's total compensation package for senior executives, including the President and Chief Executive Officer, has an incentive compensation component. Executives can earn incentive compensation based on the extent to which Company and personal performance goals are met. In 1997, the areas in which performance was measured in determining incentive compensation and the relative weighting of each area were: (1) the Company's return on common equity compared to that of all other electric utilities reported in an industry survey of approximately 165 electric and gas utilities over a five-year period (40%),
(2) reduction of controllable expenses over a five-year period (20%), (3) control of fuel and purchase power expenses (20%) and (4) for each senior officer, the achievement of predetermined personal goals for the year (20%).

     In each of these four areas, three performance levels, "threshold," "par" and "maximum," are set at the beginning of the year. For executives to receive any incentive compensation based on any particular performance measure, at least the "threshold" level of performance must have been achieved. Greater incentive compensation is payable if the "par" or "maximum" performance level is achieved. If the par level objective in each of the four performance areas is achieved, each senior executive would receive incentive compensation which, when added to base salary, would equal the individual's target total compensation. In 1997, the Company did not meet the threshold level of performance for return on equity. However, the Company did meet the "threshold" level of performance for control of fuel and purchase power expenses and the "maximum" level of performance for reduction of controllable expenses.

     Regardless of the extent to which the four performance criteria are met in any year, no incentive compensation is payable in any year in which the Company does not pay dividends per share of Common Stock at least equal to the dividends per share paid in the preceding year. In 1997, the dividends paid on each share of the Company's Common Stock were equal to those paid in 1996.

     The Company's incentive compensation policy also seeks to encourage senior executives to hold down the Company's electric rates so that the Company can remain competitive with alternate energy suppliers by adjusting incentive compensation otherwise payable to reflect the level of the Company's residential electric rates compared to those of the 12 other utilities in the Company's geographic area. The adjustment ranges from a 10% increase in incentive compensation if the Company has the lowest rates in the comparison group to elimination of incentive compensation if the Company is one of the four companies in the comparison group with the highest rates. In 1997, Empire had the third lowest retail electric rates of the 13 utilities, which resulted in no adjustment to incentive compensation.

     Incentive compensation is typically paid one-half in cash at the end of the year and one-half in Common Stock. The Common Stock portion of incentive compensation is restricted stock that generally is not issued unless the recipient continues to be employed by the Company for three years after the stock is awarded. The three-year vesting period is intended to encourage continuity among the Company's senior executives. In addition, by increasing the stock ownership of senior management, it is hoped that these individuals will have an even greater incentive to advance the interests of the Company's stockholders.

     In 1997, the President and Chief Executive Officer's base salary was increased 4.4% above its 1996 level reflecting his leadership in preparing the Company to meet future capacity and energy requirements in a competitive environment and his involvement in local economic development activities. Mr. Lamb retired as President of the Company effective March 31, 1997, after 40 years of service with the Company. Mr. McKinney became President and Chief Executive Officer upon Mr. Lamb's retirement and received compensation at 80% of the salary value established for the office of the President. Mr. McKinney's incentive compensation is based on the same factors as the incentive compensation of the other senior executive officers, although a greater percentage of his target total compensation is comprised of incentive compensation. As a result of the level of attainment of performance goals, the sum of Mr. McKinney's base salary and his incentive compensation for 1997 was approximately 93.6% of his target total compensation.

     Based on the Company's current level of executive compensation, the Committee does not believe it necessary to adopt a policy with respect to
Section 162(m) of the Code at this time.

F.E. Jeffries, Chairman
J.R. Herschend
R.E. Mayes
M.M. Posner

Comparison of Stockholder Returns

     Set forth below is a graph indicating the value at the end of the specified years of a $100 investment made on December 31, 1992 in Company Common Stock and similar investments made in the securities of the companies in the Standard & Poor's 500 Composite Index ("S&P 500 Composite") and the Standard & Poor's Electric Companies Index ("Electric Companies"). The graph assumes that dividends were reinvested when received.

[GRAPHIC OMITTED]


            THE EMPIRE DISTRICT      ELECTRIC       S&P 500
              ELECTRIC COMPANY      COMPANIES      COMPOSITE

  1992     $ 100.00                $ 100.00      $ 100.00
  1993      103.31                  112.60        110.08
  1994       85.75                   97.89        111.53
  1995      102.87                  128.32        153.45
  1996      115.67                  128.11        188.68
  1997      129.95                  161.74        251.63


Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the

Company's Directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of changes in ownership of the Company's equity securities. Securities and Exchange Commission regulations require that Directors and executive officers furnish to the Company copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all its officers and directors complied with applicable Section 16(a) filing requirements except for R.E. Mayes, who was late in filing a Form 4 relating to a sale of 1,000 shares of Common Stock as part of a liquidation of his individual retirement account.

                               3. OTHER MATTERS

     Price Waterhouse LLP has been the Company's independent auditors since 1992. Representatives of Price Waterhouse LLP are expected to be present at the meeting for the purpose of answering questions which any stockholder may wish to ask and such representatives will have an opportunity to make a statement at the meeting.

     The Company knows of no other matter to come before the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

                           4. STOCKHOLDER PROPOSALS

     The Company will not consider including a stockholder's proposal for action at its 1999 Annual Meeting in the proxy material to be mailed to its stockholders in connection with such meeting unless such proposal is received at the principal office of the Company no later than November 20, 1998.

Dated: March 18, 1998

                            ---------------------
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY



                  PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OF
                      THE EMPIRE DISTRICT ELECTRIC COMPANY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints M.W. McKINNEY, R.B. FANCHER and J.S. WATSON, or any one of them, with power of substitution, as attorneys and proxies to appear and vote all shares of Common Stock standing in the name of the undersigned, with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Empire District Electric Company to be held at the Holiday Inn, 3615 South Range Line, in the City of Joplin, State of Missouri, on the
23rd day of April, 1998 at 10:30 a.m., Joplin time, and at any and all adjournments and postponements thereof, in the manner indicated on the reverse thereof.


                        (Continued on the reverse side)




                               [GRAPHIC OMITTED]




--------------------------------------------------------------------------------------------------------------
THIS  PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF THE  COMPANY,  THE Board of Directors recommends a vote FOR Item(1).
--------------------------------------------------------------------------------------------------------------

(1)  The election of directors

FOR the election of  Directors in  accordance       WITHHOLD  AUTHORITY  to vote for all nominees
with the provisions of the accompanying proxy       listed below
statement  (except  as marked to the  contary
below).
                     [ ]                                             [ ]





INSTRUCTION:  You may  withhold  authority to vote for any  individual  nominee by striking a line through the nominee's name below:)
Class II (to serve until the 2001 Annual Meeting): V.E. Brill, R.C. Hartley and F.E. Jeffries
--------------------------------------------------------------------------------------------------------------

(2)  Upon any other matter which may properly come befor the meeting in their discretion.

--------------------------------------------------------------------------------------------------------------


                                                                      Every  properly  signed  proxy  will  be
                                                                      voted in thhe  manner  specified  hereon
                                                                      and,  in the  absence of  specification,
                                                                      will be voted FOR Item (1).


                                                                      The  undersigned   hereby   acknowledges
                                                                      receipts of the Notice of Annual Meeting
                                                                      of  Stockholders   and  Proxy  Statement
                                                                      annexed  thereto  and of  the  Company's
                                                                      Annual Report for 1997.





Signature________________________________________Signature___________________________________Date_____________
NOTE:  Please sign as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator,  trustee or guardian, pleasee give full title as such.

                             *FOLD AND DETACH HERE*


                                              [GRAPHIC OMITTED]


Dear Shareholder:

     We will hold the 1998 Annual Meeting of Shareholders of The Empire District Electric Company on Thursday, April 23, 1998, at 10:30 a.m., at the Holiday Inn, 3615 South Range Line (Intersection of Highway 71 and Interstate 44), Joplin Missouri. I cordially invite you to attend.


     Whether or not you plan to attend the meeting, please detach the proxy card above, complete it and return it in the envelope provided. Your vote is important to us.



                                           Sincerely,


                                           /s/ Myron W. McKinney
                                           ---------------------
                                           Myron W. McKinney
                                           President and Chief Executive Officer